EXHIBIT 21.1
LIST OF SUBSIDIARIES OF CARETRUST REIT, INC.*

1	CareTrust GP, LLC**	59.	Mission CCRC LLC
2	CTR Partnership, L.P.**	60.	Moenium Holdings LLC
3	CareTrust Capital Corp.**	61.	Mountainview Communitycare LLC
4	18th Place Health Holdings LLC	62.	Northshore Healthcare Holdings LLC
5	49th Street Health Holdings LLC	63.	Oleson Park Health Holdings LLC
6	4th Street Holdings LLC	64.	Orem Health Holdings LLC
7	51st Avenue Health Holdings LLC	65.	Paredes Health Holdings LLC
8	Anson Health Holdings LLC	66.	Plaza Health Holdings LLC
9	Arapahoe Health Holdings LLC	67.	Polk Health Holdings LLC
10	Arrow Tree Health Holdings LLC	68.	Prairie Health Holdings LLC
11	Avenue N Holdings LLC	69.	Price Health Holdings LLC
12	Big Sioux River Health Holdings LLC	70.	Queen City Health Holdings LLC
13	Boardwalk Health Holdings LLC	71.	Queensway Health Holdings LLC
14	Bogardus Health Holdings LLC	72.	RB Heights Health Holdings LLC
15	Burley Healthcare Holdings LLC	73.	Regal Road Health Holdings LLC
16	Casa Linda Retirement LLC	74.	Renee Avenue Health Holdings LLC
17	Cedar Avenue Holdings LLC	75.	Rillito Holdings LLC
18	Cherry Health Holdings LLC	76.	Rio Grande Health Holdings LLC
19	CM Health Holdings LLC	77.	Salmon River Health Holdings LLC
20	Cottonwood Health Holdings LLC	78.	Salt Lake Independence LLC
21	Dallas Independence LLC	79.	San Corrine Health Holdings LLC
22	Dixie Health Holdings LLC	80.	Saratoga Health Holdings LLC
23	Emmett Healthcare Holdings LLC	81.	Silver Lake Health Holdings LLC
24	Ensign Bellflower LLC	82.	Silverada Health Holdings LLC
25	Ensign Highland LLC	83.	Sky Holdings AZ LLC
26	Ensign Southland LLC	84.	Snohomish Health Holdings LLC
27	Everglades Health Holdings LLC	85.	South Dora Health Holdings LLC
28	Expo Park Health Holdings LLC	86.	Stillhouse Health Holdings LLC
29	Expressway Health Holdings LLC	87.	Temple Health Holdings LLC
30	Falls City Health Holdings LLC	88.	Tenth East Holdings LLC
31	Fifth East Holdings LLC	89.	Terrace Holdings AZ LLC
32	Fig Street Health Holdings LLC	90.	Trinity Mill Holdings LLC
33	Flamingo Health Holdings LLC	91.	Trousdale Health Holdings LLC
34	Fort Street Health Holdings LLC	92.	Tulalip Bay Health Holdings LLC
35	Gazebo Park Health Holdings LLC	93.	Valley Health Holdings LLC
36	Gillette Park Health Holdings LLC	94.	Verde Villa Holdings LLC
37	Golfview Holdings LLC	95.	Wayne Health Holdings LLC
38	Granada Investments LLC	96.	Willits Health Holdings LLC
39	Guadalupe Health Holdings LLC	97.	Willows Health Holdings LLC
40	Gulf Coast Buyer 1 LLC**	98.	Wisteria Health Holdings LLC
41	Hillendahl Health Holdings LLC	99.	CTR Arvada Preferred, LLC**
42	Hillview Health Holdings LLC	100.	CTR Cascadia Preferred, LLC**
43	Irving Health Holdings LLC	101.	160 North Patterson, LLC***
44	Ives Health Holdings LLC	102.	4075 54th Street, LLC
45	Jefferson Ralston Holdings LLC	103.	8665 La Mesa Boulevard, LLC
46	Jordan Health Properties LLC	104.	7039 Alondra Boulevard, LLC
47	Josey Ranch Healthcare Holdings LLC	105.	10625 Leffingwell Road, LLC
48	Kings Court Health Holdings LLC	106.	Serento Holding Company, LLC****
49	Lafayette Health Holdings LLC	107.	17803 Imperial Hwy, LLC****
50.	Lemon River Holdings LLC	108.	1740 San Dimas, LLC****
51.	Lockwood Health Holdings LLC	109.	CTRE Vista JV, LLC****
52.	Long Beach Health Associates LLC	110.	247 E. Bobier Drive, LLC****
53.	Lowell Health Holdings LLC	111.	Pacific SNF Holding Company, LLC****
54.	Lowell Lake Health Holdings LLC	112.	Morgan Hills Realty, LLC****
55.	Lufkin Health Holdings LLC	113.	Capitola 1935 Realty LLC****
56.	Meadowbrook Health Associates LLC	114.	2985 N. G. Street Holding, LLC****
57.	Memorial Health Holdings LLC	115.	2985 N. G. Street PropCo, LLC****
58.	Mesquite Health Holdings LLC	116.	Lakewest SNF Realty, LLC****
*    Unless otherwise indicated, the jurisdiction of formation or incorporation, as applicable, of each of the subsidiaries listed herein is Nevada.
**    Formed or incorporated in Delaware.
***     Formed in California.
****    Subsidiaries held through a joint venture.